Exhibit 10.41

Compensatory Arrangements with Executive Officers

As of March 1, 2006, Lifeline Systems, Inc. has the following compensatory arrangements with each of its named executive officers (as defined in Item 402(a)(3) of Regulation S-K) and each of its other executive officers:

Name and Title	2006 Base Salary (1)
Ronald Feinstein, President and Chief Executive Officer	$410,000
Ellen Berezin, Vice President, Human Resources	$178,000
Mark G. Beucler, Vice President Finance, Chief Financial Officer and Treasurer	$185,000
Edward M. Bolesky, Senior Vice President, Customer Care	$203,000
Richard M. Reich, Senior Vice President and Chief Information Officer	$220,000
Donald G. Strange, Senior Vice President, Sales	$197,500
Leonard E. Wechsler, Vice President, Lifeline Systems, Inc. and President, Lifeline Systems Canada	$202,087

(1)	Each executive officer is also eligible to participate in the 2006 Officer Incentive Plan, with the exception of Leonard E. Wechsler, who receives bonuses pursuant to his employment agreement.